Exhibit 10.1

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LICENSE AGREEMENT

This license agreement including all Schedules hereto (the “Agreement”) is entered into as of the latest date of signature appearing below (the “Effective Date”) by and between UCB Biopharma Sprl, a Belgian corporation with offices located at Allée de la Recherche 60, 1070 Brussels, Belgium (“UCB”) and Syndax Pharmaceuticals, Inc. a Delaware corporation with offices located at 400 Totten Pond Road, Suite 110, Waltham, Massachusetts 02451, USA (“Company”). UCB and Company are from time to time referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS UCB and its Affiliates own or Control certain intellectual property rights and know-how with respect to a proprietary compound known as “UCB6352”; and

WHEREAS Company is a company focused on the development of innovative drug candidates and wishes to obtain from UCB certain license rights to develop and commercialize products containing UCB6352 and fund all of Company’s costs associated with all such activities;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Parties hereby agree as follows:

ARTICLE - 1. DEFINITIONS

1.1.	***.

1.2.	***.

1.3.	***.

1.4.	***.

1.5.	“Affiliate” means any corporation or other business entity which directly or indirectly is controlled by, controls, or is under common control with a Party to this Agreement, where control shall mean (i) the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of an entity, or (ii) such other relationship as in fact results in actual control over the management, assets, business and affairs of an entity.

1.6.	“BLA” means (i) a biologics licensing application (as described in section 351 of the PHSA), and including all amendments and supplements thereto, that is filed in the United States with the FDA, and/or (ii) any other analogous applications or submissions which are required to be filed with the EMA or any other relevant Regulatory Authorities in the Territory to obtain and/or maintain a Regulatory Approval.

1.7.	“Breakthrough Therapy Designation” means the FDA designation, described in section 506(a) of the FD&C Act. Such designation may be assigned to a drug which is intended alone or in combination with one or more other drugs to treat a serious or life threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.

1.8.	“Bundled Product” means where a Licensed Product is sold together with one or several other pharmaceutical products for a single price, whether sold together in the same package, or merely price bundled.

1.9.	***.

1.10.	***.

1.11.	***.

1.12.	“Change of Control” means with respect to a Party, the occurrence of any of the following events: (i) the acquisition by any Third Party (or a group of Third Parties acting in concert), whether in a single transaction or a series of transactions or directly or indirectly, of beneficial ownership of securities of such Party representing more than fifty percent (50%) of the combined voting power of such Party’s then outstanding securities entitled to vote generally in the election of directors; (ii) the consummation of a merger or consolidation of such Party with a Third Party, other than a merger or consolidation which would result in such Party’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of such Party’s voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or (iii) the bona fide sale, lease, transfer, exclusive license or other disposition, whether in a single transaction or series of related transactions, by such Party (or its Affiliates) of all or substantially all the assets of (A) such Party and its subsidiaries taken as a whole or (B) such Party’s subsidiaries, except in the case of both (A) and (B) if such sale, lease, transfer, exclusive license or other disposition is to a majority owned (direct or indirect) subsidiary of such Party.

1.13.	“Combination Product” means a Licensed Product which contains at least two different therapeutically active ingredients, at least one of which would not by itself constitute a Licensed Product.

1.14.

“Commercially Reasonable Efforts” means, with respect to Company’s and its Affiliates’ or a Sublicensee’s (as applicable) development and commercialization of the Compound and Licensed Product, the efforts and resources that are typically used by public companies of a similar size to Company and its Affiliates or a Sublicensee (as applicable) in the research-based pharmaceutical industry for a compound or product at a

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

similar stage of development and of similar commercial and scientific potential, taking into account all relevant factors including, as applicable, safety and efficacy relative to competitive products in the marketplace, actual or anticipated regulatory approval, cost and availability of supply, the competitiveness of the marketplace, the nature and extent of market exclusivity ***, and actual or projected profitability. ***.

1.15.	“Company IP” means any Patent Rights and Know-How that are (a) Controlled by Company or its Affiliates as of the effective date of any termination of this Agreement (the “Termination Date”) and (b) necessary for, or actually used as of the Termination Date by Company, its Affiliates, or Sublicensees in connection with, the research, development, manufacturing, and/or commercialization of the Compound or the Licensed Product.

1.16.	“Competing Product” shall have the meaning set forth in Section 11.11.

1.17.	“Compound” means the monoclonal antibody designated by UCB as “UCB6352” and any antibody fragment or conjugate thereof that binds directly to the CSF-1 receptor and thereby competes with UCB6352 for binding to such target. For clarity, neither the *** nor any small molecule modulators of the CSF-1 receptor shall constitute a Compound as defined herein.

1.18.	“Confidential Information” means any and all confidential information related to the development, manufacture and/or commercialization of the Compound or Licensed Products (including confidential information relating to *** the Product Cell Line) which is disclosed by one Party to the other Party pursuant to this Agreement. The terms and conditions of this Agreement shall also be considered Confidential Information of both Parties.

1.19.	“Control” means, with respect to any Patent Rights, Know-How or other intellectual property rights, possession of the rights by a Party, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under such Patent Rights or Know-How as provided for herein without violating the terms of any agreement or other arrangement with any Third Party in existence as of the date such Party would be required hereunder to grant such license, sublicense, or right.

1.20.	“Development Plan” means the program of development activities to be undertaken by and on behalf of Company, its Affiliates and/or Sublicensees to obtain and maintain Regulatory Approvals for one or more Licensed Products in the Field in the Territory, all as more fully described on the development plan attached hereto as Schedule 1 as amended by Company from time to time in accordance with Section 6.1.

1.21.	***

1.22.	“EMA” means the European Medicines Agency, or any successor agency thereof.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.23.	“EU” means the organization of member states of the European Union, as it may be constituted from time to time; provided that for the purposes of this Agreement the United Kingdom and any other country that is a member of the European Union on the Effective Date, shall be deemed to be a member of the European Union during the term of this Agreement.

1.24.	“FDA” means the United States Food and Drug Administration, or any successor agency thereof.

1.25.	“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.26.	“Field” means all human uses, including treatment, prevention and diagnostic uses, in all indications, diseases, conditions or disorders.

1.27.	“First Commercial Sale” means for each Licensed Product the first commercial sale for human use or consumption of such Licensed Product in a country or region in the Territory after all necessary Regulatory Approvals for such Licensed Product have been obtained in such country or region.

1.28.	“Grant-Back Field” means the Field, excluding treatment, prevention, or diagnostic uses in any oncological indication, disease, condition, or disorder.

1.29.	“IND” means an Investigational New Drug application (as that term is defined in FDA regulations at 21 C.F.R. §312.3, or any Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.30.	“JSC” means the Joint Steering Committee established by the Parties pursuant to Section 3.2(a).

1.31.	“Know-How” means all technical, scientific and other know-how and information including trade secrets.

1.32.	“Licensed Compound Know-How” means, other than Licensed Manufacturing Know-How, the Know-How and materials (including the ***) relating to the Compound in UCB’s possession and Control as of the Effective Date that are necessary or actually used as of the Effective Date in the development, manufacturing or commercialization of the Compound or Licensed Product. The Licensed Compound Know-How existing on the Effective Date is listed in Schedule 4.

1.33.	“Licensed Compound Patents” means the Patent Rights Controlled by UCB as of the Effective Date (other than the Licensed Formulation Patents) that cover the composition of matter or use in the Field of the Compound or the Licensed Product, along with any future Patent Rights issuing from such Patent Rights or claiming priority to such Patent Rights. The Licensed Compound Patents existing on the Effective Date are listed in Schedule 2.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.34.	“Licensed Formulation Patents” means the Patent Rights Controlled by UCB as of the Effective Date that cover the formulation of the Compound and/or the Licensed Product, along with any future Patent Rights issuing from such Patent Rights or claiming priority to such Patent Rights. The Licensed Formulation Patents existing on the Effective Date are listed in Schedule 3.

1.35.	“Licensed Manufacturing IP” means the Licensed Manufacturing Patents, the Licensed Manufacturing Know-How ***.

1.36.	“Licensed Manufacturing Know-How” means the Know-How Controlled by UCB as of the Effective Date *** in the manufacture of the Compound and Licensed Product under the current manufacturing process. The Licensed Manufacturing Know-How existing on the Effective Date is listed in Schedule 5.

1.37.	“Licensed Manufacturing Patents” means the Patent Rights Controlled by UCB as of the Effective Date that cover the manufacture of the Compound and the Licensed Product under the current manufacturing process, along with any future Patent Rights issuing from such Patent Rights or claiming priority to such Patent Rights. For clarity, the Licensed Manufacturing Patents exclude the Licensed Formulation Patents and the Licensed Compound Patents.

1.38.	“Licensed Product” means any and all biopharmaceutical products containing the Compound as an active pharmaceutical ingredient that are developed and/or commercialized pursuant to this Agreement by or on behalf of Company, or its Affiliates or Sublicensees.

1.39.	“MAD Study” means a first clinical study involving multiple ascending doses in patients, assessing the pharmacokinetics and pharmacodynamics of the Compound as a single agent including safety and tolerability.

1.40.	“Major Market” means any of (i) the United States, (ii) Japan, (iii) China or (iv) any one of the following European countries: Germany, France, Italy, Spain or the United Kingdom.

1.41.	“Net Sales” means, with respect to any Licensed Product, the gross amount invoiced or otherwise charged for sale, transfer or other disposition of such Licensed Product by or on behalf of Company, its Affiliates or Sublicensees to the first independent Third Party after deducting, if not previously deducted and to the extent actually incurred and attributable to the sales of such Licensed Product, from such amount the following accrual basis deductions to the extent that such amounts are either included in the billing as a line item as part of the gross amount invoiced or otherwise documented in accordance with GAAP to be specifically attributable to actual sales of such Licensed Products:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

***

If any Licensed Product is sold, transferred or otherwise disposed of for value in an arrangement that is not an arm’s-length market transaction with respect to such Licensed Product including, without limitation, where Licensed Products are sold at a discount in exchange for other benefits not captured in the invoiced amounts (whether due to premium pricing on other products sold by a Party, the receipt of bartered goods, or other arrangements for additional consideration), and the price of the Licensed Product to be used to calculate Net Sales is less than the price in an average arm’s-length market transaction, then “Net Sales” with respect to such transaction shall be based upon ***.

Where a Licensed Product is a Combination Product, or a Bundled Product, then after any deductions in (i) – (vii) above have been made the following calculations shall apply:

(i)	If the Licensed Product and the other active compounds or products are sold separately in the country, then for the purposes of calculating the Net Sales payable under this Agreement such Licensed Product shall be deemed sold for an amount equal to the following:

***

(ii)	If the Licensed Product is sold separately in such country, but the other active compounds or products are not, then for the purposes of calculating the Net Sales payable under this Agreement such Licensed Product shall be deemed sold for an amount equal to the following:

***

(iii)	If neither subsection (i) nor subsection (ii) apply, then for the purposes of calculating the Net Sales payable under this Agreement such Licensed Product shall be deemed sold for an amount equal to the following:

***

1.42.	“Patent Rights” means patents and patent applications in the Territory (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), including, without limitation, any provisionals, divisionals, continuations, continuations-in-part, substitutions, confirmations, reissues, re-examinations, validations, revalidations, extensions (including, without limitation, U.S. pediatric exclusivity patent extensions), registrations, supplementary protection certificates and renewals of any such patents or patent applications, together with foreign equivalents of any of the foregoing.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.43.	“Phase I Study” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. 312.21(a) (as amended) (whether or not such trial is intended for submission to the FDA).

1.44.	“Phase Ib Study” means a Phase I Study in patients assessing the safety and tolerability of the Compound ***.

1.45.	“Phase II Study” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) (as amended) (whether or not such trial is intended for submission to the FDA).

1.46.	“Phase III Study” means a large scale human clinical trial in any country that would satisfy the requirements of 21 C.F.R. 312.21(c) (as amended) (whether or not such trial is intended for submission to the FDA).

1.47.	“PHSA” means the United States Public Health Service Act, as amended.

1.48.	“Product Cell Line” means the cell line *** to express the Compound.

1.49.	“Regulatory Approval” means, with respect to a country or region in the Territory, any and all BLAs and/or other approvals, licenses, registrations or authorizations from the relevant Regulatory Authority necessary in order to import, distribute, market and sell a biopharmaceutical product in such country or region (which includes any pricing or pricing reimbursement approvals provided such approvals are required by applicable law for the import, distribution, marketing or sale of the relevant product in such country or region).

1.50.	“Regulatory Authority” means the FDA, the EMA, and any other analogous government regulatory authority or agency involved in granting approvals for or regulating or otherwise exercising authority with respect to the manufacture, development and/or commercialization of biologic pharmaceutical products in the Territory.

1.51.	“Regulatory Data Exclusivity” means data, market or other regulatory exclusivity (as distinct from and excluding any exclusivity arising under Patent Rights) for a Licensed Product in a country or region in the Territory under applicable laws, rules and regulations in such country or region, including, without limitation, (a) any such exclusivity provided in countries in the EU under national laws and regulations implementing Section 10.1(a)(iii) of the Directive 2001/EC/83, (b) U.S. exclusivity periods such as U.S. biosimilars exclusivity, pediatric exclusivity, orphan drug exclusivity, and the Hatch-Waxman data exclusivity or (c) any analogous laws or regulations in other countries in the Territory.

1.52.	“Sublicensee” means a Third Party that is granted a sublicense in accordance with the terms of Section 2.5 to develop and commercialize the Compound or the Licensed Product in one or more countries in the Territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.53.	“Sublicense Consideration” means the sum of all payments plus the fair market value of all other consideration of any kind, received by Company or its Affiliates from a Sublicensee as consideration under a sublicense; provided that Sublicense Consideration shall exclude ***.

1.54.	“Term” shall have the meaning set forth in Section 11.1.

1.55.	“Territory” means all of the countries and territories in the world.

1.56.	“Third Party” means any and all individuals or entities other than UCB, Company and their respective Affiliates.

1.57.	“Transitional CMC Services” means the transitional CMC services outlined in Schedule 7.

1.58.	“Upstream Licenses” means the license agreements listed in Schedule 8.

1.59.	“Valid Claim” means (a) a claim of an issued and unexpired Patent Right which (i) has not been revoked or held invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction with no further possibility of appeal, and (ii) has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise, or (b) a claim of a pending Patent Right that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application ***; and, in each case (a) and (b) which would be infringed in the absence of the licenses granted herein, by the performance of any activity related to the development, manufacture or commercialization of the Compound or the Licensed Product.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE - 2. LICENSES

2.1.	Exclusive Licenses to Licensed Compound Patents and Licensed Compound Know-How. UCB hereby grants to Company an exclusive (even as to UCB), royalty-bearing license or sublicense (as applicable) under and to the Licensed Compound Patents to research, develop, register, manufacture, make, have made, import, export, use, offer for sale and sell the Compound and Licensed Products (but no other compounds or products) in the Field in the Territory. In addition, UCB hereby grants to Company an exclusive, royalty-bearing license to use the Licensed Compound Know-How solely to research, develop, register, manufacture, make, have made, import, export, use, offer for sale and sell the Compound and the Licensed Products (but no other compounds or products) in the Field in the Territory. Company shall have the limited right to grant sublicenses of the rights granted to it under this Section 2.1 solely as provided in Section 2.5.

2.2.	Non-Exclusive License to Licensed Formulation Patents and Licensed Manufacturing IP. UCB hereby grants to Company a non-exclusive, royalty-bearing license or sublicense (as applicable) under and to the Licensed Formulation Patents and UCB’s rights, title and interest in the Licensed Manufacturing IP to make, have made, use, import, export, offer for sale and sell the Compound and Licensed Products (but no other compounds or products) in the Field in the Territory ***.

2.3.	***. Notwithstanding any other provision of this Agreement, the licenses granted by UCB pursuant to Section 2.2 shall not include ***. The Parties acknowledge that ***.

2.4.	Grant Back of Licensed Rights. Company hereby grants back to UCB and its Affiliates a non-exclusive, sub-licensable, non-transferable, fully paid-up, royalty-free license under the Licensed Compound Patents and Licensed Compound Know-How solely to conduct research in the Grant-Back Field in the Territory. UCB shall have the limited right to grant sublicenses of the rights granted to it under this Section 2.4 solely to ***.

2.5.	Sublicense Rights. To the extent that Company grants to any Affiliate or Third Party a sublicense of all or any portion of the rights granted to Company under Sections 2.1 – 2.3, Company shall remain responsible for ensuring (and liable to UCB under this Agreement with respect to) the performance of and compliance by such Affiliate and/or Third Party with the terms and conditions of this Agreement including without limitation Article 8 and Schedule 9. Company shall ensure that the terms of any and all such sublicense agreements are consistent with and subject to such terms and conditions. In addition, with respect to any and all sublicenses to be granted by Company to Third Parties, the following limitations and restrictions shall apply:

(i)	***; and

(ii)	***; and

(iii)	***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)	***.

2.6.	No Implied Licenses. Nothing herein shall be construed as creating, granting or otherwise conveying to either Party any license or other right (whether by implication, estoppel or otherwise) other than those license grants and rights that are expressly provided for in this Agreement.

2.7.	Technology Transfer. In furtherance of the licenses granted to Company pursuant Sections 2.1-2.3, UCB and Company shall cooperate to arrange for and complete an orderly transfer from UCB to Company, and/or to make such other mutually acceptable arrangements as are reasonably necessary, to provide Company with access to the available Licensed Compound Know-How and Licensed Manufacturing Know-How *** after the Effective Date (the “Technology Transfer”). Without limiting the generality of the foregoing, the Parties have agreed to the following specific procedures relating to the Technology Transfer:

(a) Data Transfer. ***, UCB will promptly deliver or otherwise provide Company with reasonable access to copies of relevant documentation, data and information which constitutes Licensed Compound Know-How or Licensed Manufacturing Know-How (preferably in digital or other electronic format where possible, but which may also include hard-copy documentation) and which is in UCB’s possession and Control. ***.

(b) Transfer of Materials. As soon as practicable after the Effective Date, UCB will deliver to Company the quantities of Licensed Product and other tangible biological materials which are set forth in Schedule 6. *** for all such materials, UCB shall provide complete and accurate documentation to describe release of the materials by or on behalf of UCB and that contains all manufacturing and/or testing data for such materials that a reasonable person with CMC expertise would require in order to verify the identity and quality of the materials. ***.

(c) Technical Assistance. For *** UCB shall make reasonably available*** UCB employees who are familiar with the Licensed Compound and Licensed Product, including CMC regulatory and CMC technical expertise, to provide technical assistance to Company in connection with the Technology Transfer. It is expressly agreed and understood that such technical assistance ***. For the avoidance of doubt, time spent by UCB personnel participating in an initial *** kick-off meeting to review plans for such transfers and responding to reasonable inquiries from Company regarding the completeness of such transfers ***.

(d) Except as set forth in this Section 2.7 or as may otherwise be agreed in writing by the Parties, each Party shall bear all of its own costs and expenses (whether internal or out-of-pocket) in connection with any Technology Transfer.

(e) No later than *** after the Effective Date, the Parties shall mutually agree on a written plan for the Technology Transfer that includes ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.8.	Non-Competition.

(a) During the Term of this Agreement, UCB shall not, either by itself or through its Affiliates or any Third Party, file an IND or otherwise seek regulatory approval for or commercialize ***.

(b) For a period of *** from the Effective Date, UCB shall not, either by itself or through its Affiliates or any Third Party, file an IND or otherwise seek regulatory approval for or commercialize ***.

(c) During the Term of this Agreement, Company shall not, either by itself or through its Affiliates or any Third Party, research, develop, seek regulatory approval for or commercialize the Compound in ***. Without limiting the generality of the foregoing, the Parties understand and acknowledge that, even if Company does not promote Licensed Products in the *** and does not seek Regulatory Approval for Licensed Products in the ***, customers or other Third Parties may purchase a Licensed Product (that has received Regulatory Approval for and is sold for use outside ***) and use such Licensed Product off-label ***. Provided such activities are not *** by Company, its Affiliates or Sublicensees, they shall not be deemed to be a breach of this Section 2.8(c) by Company.

(d) If Company terminates this Agreement at will pursuant to Section 11.2 (other than for a safety issue or a significant technical issue that Company has used its commercially reasonable efforts to overcome), Company shall not, either by itself or through its Affiliates or any Third Party, at any time prior to ***, file an IND or otherwise seek Regulatory Approval for or commercialize [***. This Section 2.8(d) shall not apply if Company terminates this Agreement within ***.

2.9.	Additional UCB Covenants. UCB covenants and agrees that:

(i)	it will not grant any license to the Licensed Compound Patents, the Licensed Compound Know-How, the Licensed Formulation Patents or the Licensed Manufacturing IP to any Third Party in breach of the terms of this Agreement, nor shall UCB assign its right, title or interest in or to the Licensed Compound Patents or Licensed Formulation Patents to any Third Party; except to an Affiliate or in connection with a Change of Control, in either case where such Affiliate or the successor in interest in connection with the Change of Control agrees to be bound by this Agreement; and

(ii)	it will *** to avoid any loss of rights under any Upstream License that would have a material adverse effect on the rights granted to Company under this Agreement and that it will promptly inform Company in writing in the event that any such loss of rights occurs or is reasonably likely to occur.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE - 3. GOVERNANCE

3.1.	Alliance Managers. As soon as practicable after the Effective Date, each Party will designate one of its employees to serve as that Party’s alliance manager (the “Alliance Manager”) and primary point of contact for matters related to the coordination of activities under this Agreement.

3.2.	Joint Steering Committee.

(a) Membership and Participation. As soon as practicable after the Effective Date, the Parties will establish a Joint Steering Committee comprised of each Party’s Alliance Manager and *** additional representative of each Party (the “JSC”). The representatives of the JSC shall each be *** of each of UCB and Company. Each Party may replace any of its representatives on the JSC at any time upon written notice to the other Party. A Party may invite others of its or its Affiliates’ employees to attend and participate on a non-voting basis in relevant portions of meetings of the JSC as necessary to facilitate the sharing of information and discussion of any issues related to the Development Plan and/or performance of the Development Plan, including any development, regulatory or commercial matters pertaining to the Licensed Product. A Party shall notify the other Party in writing if its wishes to invite a Third Party consultant or contractor to attend a JSC meeting on a non-voting and ad hoc basis. Any such notice shall be provided at least *** prior to the relevant JSC meeting, shall identify the Third Party consultant or contractor, and shall briefly describe the reasons the requesting Party wishes to include such individual at the meeting. The attendance and participation of any such Third Party consultant or contractor shall be subject to the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned). Any such consent shall be conditioned upon the following: (i) the Third Party consultant or contractor is bound by written obligations of confidentiality and non-use to the requesting Party that are consistent with the provisions of this Agreement, (ii) the Third Party consultant or contractor enters into a suitable confidentiality and non-use agreement with the consenting Party, and (iii) ***.

(b) Meetings. The JSC will meet during the Term at least ***, or as otherwise mutually agreed, at such times as are agreed to by the JSC members. Such meetings may be in-person, via videoconference, or via teleconference; provided that such meetings shall be conducted in person at least once per year (alternating between the premises of UCB and Company) during the Term unless otherwise agreed to by the Parties. Meetings of the JSC will be effective only if at least *** representative of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the JSC meetings. The Alliance Manager designated by *** will be responsible for chairing JSC meetings and preparing and circulating draft minutes of JSC meetings to the Parties. The JSC minutes will become final upon the written approval of both Parties. The JSC will cease to exist and no further JSC meetings will occur following the expiration of the Term or termination of the Agreement.

(c) JSC Responsibilities. The JSC will be responsible during the Term for monitoring, coordinating, facilitating communication of and providing a forum for review of development, regulatory and commercial matters pertaining to the Licensed Product and the performance thereof in accordance with the Development Plan. The JSC may constitute sub-committees and delegate responsibility for particular activities to such subcommittees. Specific JSC responsibilities shall include the following:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)	Regular review and update of Company’s efforts and progress under the Development Plan and performance of its diligence obligations, including any changes to such efforts and progress that may directly or indirectly affect the timing of potential milestone and royalty payments.

(ii)	*** review and update of (a) any research, pre-clinical and clinical development, regulatory and manufacturing activities, (b) any commercial activities including preparation for launch and Net Sales of Licensed Products on a product-by-product and country-by-country basis, and (c) any information relating to Company’s potential partnering and sub-licensing efforts.

(iii)	Oversight of the Technology Transfer and determination of the date of completion of the Technology Transfer.

(iv)	Oversight of the JPC and *** review and update of the IP strategy for the Licensed Product.

(v)	*** review of Company’s CMC activities in relation to the Licensed Product and oversight of the Transitional CMC Services.

(vi)	***.

(d) Decision-making by the JSC. Any decisions by the JSC will be made by *** JSC members ***. If the JSC cannot reach *** on a matter, then the matter shall be escalated to *** for resolution. If no resolution can be found within *** of such escalation, ***. The Parties acknowledge and agree that the JSC will not have the power or authority to impose any additional obligations on either Party or to amend or modify any of the terms of this Agreement or to waive either Party’s rights or obligations hereunder. Further, the JSC will not have the power or authority to adjudicate or determine any dispute or disagreement between the Parties, including without limitation any dispute or disagreement concerning Company’s compliance with its diligence obligations hereunder.

(e) Joint Patent Committee. The JSC shall establish a joint patent committee (the “JPC”), which shall consist of at least one IP representative from each Party. The JPC shall be responsible for developing a patent strategy for the Licensed Product, including making key decisions on drafting, filing, prosecution and maintenance of the Licensed Compound Patents and Licensed Formulation Patents, as well as providing a forum for the Parties to discuss material issues and provide input to each other regarding the Licensed Compound Patents and Licensed Formulation Patents. If the JPC cannot reach consensus on a matter, then the matter shall be escalated to the JSC.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE - 4. CONSIDERATION

4.1.	Up-front Payment. In partial consideration for the licenses and other rights which are granted to Company under this Agreement, Company shall pay to UCB a one-time, non-refundable, up-front payment in the amount of five million US dollars ($5,000,000), such payment being due *** after the Effective Date.

4.2.	Development and Regulatory Milestone Payments. In further consideration for the licenses granted to Company under this Agreement, Company shall pay to UCB each of the following development and regulatory milestone payments, with each such payment being due *** after the occurrence of the indicated milestone event, whether such milestone event is achieved by Company or its Sublicensee ***:

#	Milestone Event	Milestone Payment
1	***	$	*	**
2	***	$	*	**
3	***	$	*	**
4	***	$	*	**
5	***	$	*	**
6	***	$	*	**
7	***	$	*	**
8	***	$	*	**
9	***	$	*	**
10	***	$	*	**
11	***	$	*	**
12	Regulatory Approval for ***	$	*	**
13	Regulatory Approval for ***	$	*	**
14	Regulatory Approval for ***	$	*	**
15	Regulatory Approval for ***	$	*	**
16	Regulatory Approval for ***	$	*	**

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Milestone Event	Milestone Payment
17	Regulatory Approval for ***	$	*	**
18	Regulatory Approval for ***	$	*	**
19	Regulatory Approval for ***	$	*	**
20	Regulatory Approval for ***	$	*	**

For clarity, (i) the Parties acknowledge that each of the foregoing development and regulatory milestone payments shall only be due and payable once with respect to the first Licensed Product to achieve the relevant triggering event, regardless of how many products may achieve such event; and (ii) Regulatory Approval ***. ***. ***.

4.3.	***.

4.4.	Sales Based Milestones. In further consideration for the licenses granted to Company under this Agreement, Company shall pay to UCB each of the following one-time, sales based milestone payments, with each such payment being due within ***:

Milestone Event	Milestone Payment
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed $***	$	*	**
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed $***	$	*	**
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed $***	$	*	**
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed ***	$	*	**
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed ***	$	*	**
Total Net Sales of Licensed Products *** in a calendar year first equal or exceed ***	$	*	**

Each milestone payment will be ***.

The Parties acknowledge that ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.5.	Royalties. In further consideration of the licenses granted to Company under this Agreement, Company shall pay to UCB royalty payments on all Net Sales of Licensed Products. All such royalties are to be due and paid ***:

(i)	*** of the ***;

(ii)	*** of the ***; and

(iii)	*** of ***.

Royalties when owed or paid hereunder will be ***. No royalties shall be due upon the sale or transfer of Licensed Product ***. No royalties shall accrue on the disposition of Licensed Product by Company or its Affiliates or Sublicensees for ***. Notwithstanding the definition of Licensed Product, but subject to the foregoing exceptions, in the event that Company or its Affiliates or Sublicensees ***.

The Parties acknowledge that the royalty rate is ***. The Parties will apply appropriate mechanisms to ***.

4.5.1.	Reduction of Royalties if no Valid Claim or Regulatory Data Exclusivity. With respect to Net Sales of a given Licensed Product in a country where neither a Valid Claim nor Regulatory Data Exclusivity exists ***.

4.5.2.	Reduction of Royalty due to Third Party Payments. If it is necessary for Company to obtain a license from a Third Party to any Patent Rights Controlled by such Third Party ***.

4.5.3.	Royalty Floor. Under no circumstances will the royalty payments that would otherwise be due and payable to UCB on Net Sales of a Licensed Products be reduced by ***.

4.5.4.	Existing Third Party Obligations. UCB shall remain solely responsible for any obligations to pay milestones, royalties, and any other payments under the Upstream Licenses. ***.

4.6.	Duration of Royalty Obligations. Company’s obligation to pay royalties to UCB on sales of Licensed Product shall continue on a product-by-product and country-by-country basis until the latest of: (i) the expiration of the last Valid Claim to expire in such country; (ii) the expiration of all periods of Regulatory Data Exclusivity that apply to such Licensed Product in such country; or (iii) ten (10) years after the First Commercial Sale of the relevant Licensed Product in such country. Effective upon the expiration of Company’s royalty obligations to UCB with respect to a Licensed Product in a given country in the Territory, the licenses granted to Company in Section 2.1, 2.2 and 2.3 will become fully paid up, irrevocable, royalty-free and non-exclusive with respect to such Licensed Product in such country.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.7.	Sublicense Consideration. In further consideration for the licenses granted to Company under this Agreement, Company shall pay to UCB the following amounts of any Sublicense Consideration with respect to the Compound or Licensed Product, ***:

(i)	***;

(ii)	***;

(iii)	***; or

(iv)	***.

4.8.	Quarterly Reports. Starting on the date of First Commercial Sale of a Licensed Product in the Territory, Company shall furnish and deliver to UCB a quarterly written royalty report setting forth a full and true accounting of Net Sales of Licensed Products by Company or its Affiliates and Sublicensees and the royalties and (if applicable) sales milestones due to UCB on such sales. Each such quarterly report shall be due within ***. The royalty payments due under Section 4.5 for each calendar quarter will be due and payable to UCB ***. Each royalty report shall describe in reasonable detail (based upon the data then available to Company) the Net Sales of each Licensed Product *** in the relevant local currency, the applicable exchange rate into U.S. dollars and the calculation of royalty payments due for the relevant calendar quarter in U.S. dollars. The information contained in each report under this Section 4.8 shall be considered Confidential Information of both Parties.

4.9.	Manner of Payment. All payments to be made under this Article 4 shall be paid in United States dollars and by bank wire transfer in immediately available funds to such bank account as may be designated in writing by UCB from time to time. In case of Net Sales outside the United States, the exchange rate to be used in computing on a monthly basis the applicable royalty and aggregated Net Sales for the purpose of determining what sales milestones are due to UCB in U.S. dollars shall be the applicable rate of exchange for buying U.S. dollars, as correctly published in the Wall Street Journal on the last business day of the calendar quarter for which royalties are being calculated.

4.10.

Records and Audits. Company will maintain *** accurate books and records of accounting to document the sales of Licensed Products and the calculation of royalties, sales milestones and Sublicense Consideration payable to UCB under this Agreement. For a period of *** following the end of the relevant calendar year, the relevant books and records will, upon written request by UCB, be made available for inspection by an internationally recognized firm of independent certified public accountants (to be selected by UCB and reasonably acceptable to Company) as reasonably necessary to verify the accuracy of royalty reports and royalty payments for the relevant period and the payment of sales milestones and Sublicense Consideration. Access to such books and records shall be during normal business hours and upon reasonable prior notice; ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The auditors will, upon request, enter into a confidentiality agreement as reasonably requested by Company. Any such auditor shall not disclose Company’s Confidential Information; provided however, that the auditors will be permitted to disclose to UCB only whether the royalty reports are correct or incorrect, and the details and amounts of any discrepancies. If the auditors identify any underpayments or overpayments, the amount of any underpayments will be paid to UCB by Company ***, and any overpayments will be ***. UCB will be solely responsible for the costs and expenses of any such audit inspections, except that in the event of an underpayment of aggregate royalties, sales milestones and Sublicense Consideration due and payable to UCB for a calendar year of more than *** of the total amount properly due, Company will reimburse UCB for the reasonable documented audit fees and expenses charged by the auditors for such audit inspection. For clarity, upon the expiration of *** following the end of any calendar year *** the calculation of royalties, sales milestones and Sublicense Consideration payable to UCB under this Agreement with respect to such calendar year shall become binding and conclusive upon the Parties and their Affiliates, and Company *** and UCB and its Affiliates shall be released from any liability or accountability with respect to royalties due or overpayments made under this Agreement for sales of Licensed Products during such calendar year.

4.11.	Taxes. The milestones and royalties payable by Company to UCB under this Agreement shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. UCB shall be liable for all income and other taxes (including interest) imposed upon any payments made by Company to UCB pursuant to this Agreement. If applicable laws, rules or regulations require the withholding of any taxes from payments made to UCB hereunder, Company shall make such withholding payments and shall subtract the amount thereof from the payments due UCB. Notwithstanding the foregoing, if UCB is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it shall deliver to Company or the appropriate governmental authority (with the assistance of Company to the extent reasonably required) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Company of its obligation to withhold tax, and Company shall apply the reduced rate of withholding tax, or dispense with withholding, as the case may be. If, in accordance with the foregoing, Company withholds any amount, it shall pay to UCB the balance when due, make timely payment to the proper taxing authority of the withheld amount and promptly submit to UCB appropriate proof of payment of the withheld taxes as well as the official receipts within a reasonable period of time. Company shall, upon request, provide UCB with reasonable assistance in order to assist UCB in seeking the benefit of any present or future tax exemptions and/or treaties against double taxation (including a refund of withholding tax) which may apply to any payments due UCB under this Agreement.

4.12.	Interest Due. If any uncontested amount properly due and payable to a Party under this Agreement is overdue, then the paying Party will also pay interest on the unpaid amount accrued at maximum annual rate allowable by law, or the annual rate USD London Interbank Offered Rate (LIBOR) *** (whichever is lower) from the date on which the relevant payment was due.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.13.	Brexit. If the United Kingdom, or any other Major Market which is currently a member state of the EU, withdraws from the EU and such withdrawal is likely to have a material adverse effect on the activities contemplated under this Agreement or the rights or obligations of either Party hereunder, the Parties shall negotiate in good faith an adjustment or amendment to the terms hereof if necessary to preserve each Party’s rights hereunder as such rights were reasonably contemplated by the Parties as of the Effective Date. For clarity, a withdrawal from the EU by the United Kingdom, or any other Major Market which is currently a member state thereof, shall not constitute a Force Majeure.

ARTICLE - 5. INTELLECTUAL PROPERTY MATTERS

5.1.	Ownership and Retained Rights. As between the Parties, UCB will retain sole and exclusive ownership of all rights, title and interest in and to the Licensed Compound Patents, Licensed Formulation Patents, Licensed Compound Know-How and Licensed Manufacturing IP that are licensed to Company under this Agreement. UCB will also retain all rights under the Licensed Compound Patents, Licensed Formulation Patents, Licensed Compound Know-How and Licensed Manufacturing IP that are not expressly granted to Company (including, without limitation, all rights outside of the Field), and shall have the right to grant further licenses to Third Parties with respect to such retained rights, subject to any restrictions set forth in Section 2.8(a) and (b).

5.2.	Responsibility for Patent Prosecution.

(a) In consultation with ***, *** will be responsible for and control, at *** and using outside patent prosecution counsel reasonably acceptable to ***, all aspects of the prosecution and maintenance of the Licensed Compound Patents in the Territory. *** responsibilities shall include decision making authority with respect to all such matters, which decisions *** shall make in its sole discretion subject to the requirements of this Section 5.2. *** shall, upon request, reasonably cooperate with *** in the prosecution and maintenance of such Patent Rights which cooperation shall include promptly executing or causing the execution of any and all documents that are reasonably necessary and appropriate to enable the prosecution and maintenance of such Patent Rights in the Territory. Through the JPC, *** shall keep *** advised of the status of the actual and prospective patent applications and issued patents that are within the scope of the Licensed Compound Patents and the Licensed Formulation Patents, and shall *** may have in relation to such activities and, with respect to the Licensed Compound Patents, shall ***. *** shall provide *** with copies of all material communications from and to any patent authority regarding such Patent Rights. *** shall reimburse *** for the *** patent costs *** pursuant to invoices to be provided by *** at the end of each calendar quarter. Any such invoices will be due and payable within *** of receipt.

(b) At any time during the Term, *** may elect, at its sole discretion, to cease

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payment for the prosecution and maintenance of selected Patent Rights within the Licensed Compound Patents by providing *** with written notice no later than *** in advance of the payment due date; provided, however, that ***. Such notice shall describe, with specificity, the Patent Rights with respect to which *** proposes to cease payment of prosecution and maintenance costs (the “Abandoned Patent Rights”). *** shall not be responsible or liable for any prosecution or maintenance costs for such Abandoned Patent Rights as of and after the date of ***’s receipt of notice thereof. Unless ***, such Abandoned Patent Rights shall be ***.

5.3.	Option to Maintain Patents. In the event that *** decides to not pursue, or to abandon or otherwise cease to maintain, one or more patents that constitute Licensed Compound Patents or Licensed Formulation Patents in a given country or countries, it will notify *** to that effect, which notice shall be at least *** in advance of any prosecution deadline. In such event, *** shall have the option, exercisable by providing written notice to *** within ***, to assume responsibility for continuing to prosecute and maintain the relevant patents in such country(ies) at ***’s sole cost and discretion.

5.4.

Enforcement and Defense. Each Party shall promptly notify the other Party in writing if it becomes aware of any Third Party actions which may constitute misappropriation or unauthorized use of the Licensed Compound Know-How and/or any Licensed Manufacturing Know-How, infringement of the Licensed Compound Patents, Licensed Formulation Patents and/or Licensed Manufacturing IP, or a claim to invalidate or contest the enforceability of one or more such patents. Any such notice shall identify the Third Party and describe the relevant actions in sufficient detail to enable the other Party to evaluate the alleged misappropriation, infringement or other action. *** shall have the first right, but not the obligation, to take action to enforce any misappropriation of Licensed Compound Know-How or to enforce or defend the Licensed Compound Patents and the Licensed Formulation Patents in the Field at its sole cost. *** shall reasonably cooperate with *** to enable *** to take such action, including joining such action as a party plaintiff if required by applicable laws to pursue such action and if indemnified by ***. In the event that *** does not take action to defend or enforce, as applicable, the relevant intellectual property in the Field within *** of becoming aware of the potential misappropriation, infringement or other action, *** shall have the right, but not the obligation, to take action to enforce or defend such patents *** at ***’s sole cost. In such event, *** shall reasonably cooperate with *** to enable *** to take such action, including joining such action as a party plaintiff if required by applicable laws to pursue such action and if indemnified by ***. The enforcing Party shall not enter into any settlement or undertake any other action without the prior written consent of the other Party which would (i) invalidate or otherwise render the relevant patents unenforceable, (ii) constitute an admission on behalf of the other Party, (iii) impose any injunction or other similar restrictions upon the other Party or its Affiliates, or (iv) obligate the other Party to pay any damages or to incur any other financial obligations. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party. The enforcing Party bringing a claim, suit or action under this Section 5.4 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated ***.

5.5.	New Inventions. As between the Parties, Company shall own all rights, title and interest in or to any new discoveries or inventions made by employees, independent contractors, or other agents of Company (either alone or together with other inventors) after the Effective Date and in connection with the development and commercialization of Licensed Products, together with all intellectual property rights therein (which for clarity shall constitute Company IP to the extent it satisfies the definition of such term).

ARTICLE - 6. DEVELOPMENT AND DILIGENCE

6.1.	Development Plan. Except as expressly set forth herein, Company shall have sole control over, and will be solely responsible for performing all aspects of the further development and commercialization of the Licensed Product in accordance with the Development Plan and will have sole responsibility for all costs arising from the activities under the Development Plan. Company shall from time to time *** prepare an update of the Development Plan that accurately reflects Company’s development plans for the Compound and/or Licensed Product and deliver such updated Development Plan to the JSC. Any amendment to the Development Plan must be consistent with Company’s diligence obligations in Section 6.3. If any decision by Company in respect of the Development Plan is reasonably likely to have an impact on the milestone payments or royalties due to UCB (including the amount and timing thereof), ***.

6.2.	Regulatory. Except as expressly set forth herein, Company will be solely responsible for all regulatory matters related to the development and commercialization of the Licensed Product in the Territory, including without limitation taking full responsibility for preparing and filing the relevant applications with the Regulatory Authorities for pre-clinical and clinical studies and for Regulatory Approvals.

6.3.	Diligence. Company shall use Commercially Reasonable Efforts to develop, obtain regulatory approval and commercialize a Licensed Product in *** in the Field ***. In particular ***, Company shall:

6.3.1.	commence clinical development of the Compound *** from the Effective Date;

6.3.2.	commence clinical development of the Compound *** from the Effective Date; and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.3.3.	commence clinical development of the Compound ***.

6.4.	Right to Terminate. In the event Company fails to meet its diligence obligations in Section 6.3 ***, UCB shall have the right to terminate the Agreement for material breach in accordance with the provisions of Section 11.3.

6.5.	Status Reports. Company shall keep UCB reasonably informed as to the status and results of its efforts to develop and commercialize Licensed Products in the Field, including by providing to UCB and the JSC *** written reports detailing its efforts to complete the activities set forth in the Development Plan. In addition, Company shall promptly notify UCB and the JSC in writing upon achieving any of the development milestones set forth in the Development Plan and/or any of the events which trigger one or more milestone payments under Section 4.2 or 4.4.

6.6.	Regulatory Matters. Except as otherwise expressly set forth in Section 2.7(c), Company shall be solely responsible ***, for obtaining and maintaining all Regulatory Approvals in the Territory which are necessary for the development and/or commercialization of Licensed Products in the Field. Company’s obligations under this Section 6.6 shall include, without limitation, the preparation and filing of all BLAs and other health registration dossiers in the Territory for the Licensed Products in the Field, and compliance with all regulatory reporting obligations thereunder. Company shall own all Regulatory Approvals for the Compound and the Licensed Product in the Field in the Territory. UCB shall not submit any Regulatory Approvals for Licensed Products in the Territory. UCB shall not communicate formally or informally with respect to the Licensed Product with any Regulatory Authority, unless so required to comply with applicable laws, in which case UCB shall *** notify Company of such requirement under applicable laws and, *** shall submit any proposed communication to Company for prior approval ***.

6.7.	Compliance.

6.7.1.	General. Company shall, and shall ensure that any of its Affiliates, Third Party contractors and/or Sublicensees shall, at all times comply with all applicable laws, rules and regulations in connection with its development and commercialization of the Compound and the Licensed Product in the Field in the Territory.

6.7.2.	FCPA Compliance. Each Party shall, and shall ensure that its Affiliates, Third Party contractors and (in Company’s case) Sublicensees shall, comply with the United States Foreign Corrupt Practices Act (including as it may be amended from time to time) (the “FCPA”), and any analogous laws and regulations existing in any other country or region in the Territory, in connection with its performance under this Agreement. Neither Party will make any payment, either directly or indirectly, of money or other assets, including but not limited to compensation derived from this Agreement, to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing, that would constitute a violation of any law, rule or regulation.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE - 7. MANUFACTURING AND TRANSITIONAL SERVICES

7.1.	Responsibility for Manufacturing. Except as expressly set forth herein, Company shall be solely responsible ***, for manufacturing, or procuring the manufacture of, all of its requirements of Compound and/or Licensed Products for use and/or sale in the Field in the Territory. Company shall ensure that (i) all quantities of Compound and Licensed Products are manufactured in compliance with applicable specifications and current good manufacturing practices in facilities which have and maintain all necessary approvals from the FDA, the Commission/EMA and/or other relevant Regulatory Authorities in the Territory; and (ii) any use or transfer of the Product Cell Line or Culture Cell Media is subject to, and at all times compliant, with Schedule 9.

7.2.	Transitional CMC Services. Under the supervision of the JSC, UCB shall use *** to provide Company the transitional CMC services set forth in Schedule 7. The cost of such services based on current good faith estimates will be as detailed in the Schedule and, unless otherwise agreed, will be invoiced by UCB to Company ***. *** the Parties shall enter into good faith negotiations of a supply and transition services agreement that governs such transition CMC services. Such supply and transition services agreement shall be consistent with this Section 7.2 and shall contain customary and reasonable terms and conditions that are typically found in agreements of this nature in the pharmaceutical industry, including without limitation ***. For clarity, the Parties acknowledge that ***.

ARTICLE - 8. CONFIDENTIALITY

8.1.	Confidentiality. Each of Company and UCB shall use only in accordance with this Agreement, and shall not disclose to any third party, any of the other Party’s Confidential Information received by it pursuant to this Agreement without the prior written consent of the other Party. The obligations set forth in this Section 8.1 shall survive the expiration or earlier termination of this Agreement for a period of ***. However, these obligations shall not apply when and to the extent that the Confidential Information:

(i)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(ii)	is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

(iii)	is subsequently disclosed to the receiving Party by an independent third party that has the legal right to make such disclosure without obligations of confidentiality;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)	is independently developed by the receiving Party without the aid, application or use of the disclosing Party’s Confidential Information and such independent development can be documented by the receiving Party;

(v)	is disclosed to any institutional review board of any entity conducting clinical trials, or any governmental or other regulatory agencies in the Territory in order to gain approval to conduct clinical trials or to market Licensed Product in the Field, but such disclosure may be made only to the extent reasonably necessary to obtain such authorizations; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

(vi)	is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving Party; provided that notice is promptly delivered to the disclosing Party in order to provide it an opportunity to seek a protective order or other similar order with respect to such Confidential Information, and provided, further that the Party required to make such disclosure thereafter discloses to the relevant entity only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the disclosing Party; or

(vii)	in the case of UCB, is disclosed to a licensor in accordance with an Upstream License.

8.2.

Publicity. A Party may not use the name, logos or trademarks of the other Party in any publicity, advertising or in any other public way, and may not issue any press releases or otherwise publicize or disclose any information related to the existence of this Agreement, the terms or conditions of this Agreement, or any information relating to the subject matter hereof, without the prior written consent of the other Party. The Parties have agreed upon an initial press release to announce the execution of this Agreement, a copy of which is attached hereto as Schedule 10. Following such initial press release, Company may use the specific information contained therein, or in any subsequent public announcements or publications made by mutual agreement of the Parties, in Company’s investor relations and public relations activities. Nothing in the foregoing, however, shall prohibit a Party from making disclosures to the extent required in order to comply with applicable federal or state securities laws or under any rule or regulation of any nationally recognized securities exchange; provided that any such disclosure is accurate and complete. In such event, however, the Party required to disclose shall consult with the other Party prior to making any such disclosure, shall provide the other Party with a reasonable opportunity to review and comment on the proposed disclosure, and, where applicable, shall seek to obtain confidential treatment to the extent available. The Parties acknowledge that either or both Parties may, at some time during the term of this Agreement, be obligated to file under applicable laws a copy of this Agreement with the U.S. Securities and Exchange Commission (the “SEC”) or other governmental

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

authorities or otherwise to disclose the terms of this Agreement in securities filings as required by applicable law. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. At least *** prior to such disclosure or filing (or such shorter period as may be required to permit timely filing or disclosure with the SEC or other governmental authority), the Party required to make such a filing of a copy of this Agreement will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment.

8.3.	Each Party shall cause its and its Affiliates’ and Sublicensees’ agents, (sub)contractors, consultants and/or employees, to comply with this Article 8 and shall take all reasonable steps to ensure the secrecy of such Confidential Information including, but not limited to, disclosing such Confidential Information only to (a) its and its Affiliates’ or Sublicensees’ agents, (sub)contractors, consultants and/or employees who have a need to know such information for the purposes of this Agreement; (b) other Third Parties who have been approved by the disclosing Party; and in both cases (a) and (b) are bound by a comparable obligation of confidentiality.

8.4.	Upon termination or expiration of this Agreement, or earlier if so agreed in writing by the Parties, the recipient Party shall either return all copies of the Confidential Information it may have received or be deemed to have received from the other Party, or destroy in a secure manner all such copies of the Confidential Information if so instructed by the other Party except (i) to the extent of a continuing license in favour of the recipient Party; and (ii) for one copy which may be retained for the purpose of establishing that Party’s compliance with its obligations under this Agreement.

ARTICLE - 9. REPRESENTATIONS AND WARRANTIES; COVENANTS

9.1.	Representations and Warranties of Each Party. Each of Company and UCB hereby represents, warrants to the other Party hereto that as of the Effective Date:

(i)	it is a corporation or other business entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(ii)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(iii)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iv)

the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its

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property (***); (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(v)	except for the governmental and regulatory approvals required to manufacture and/or market and sell the Licensed Product in the Field in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party; and

(vi)	this Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles.

9.2.	Representations, Warranties, and Covenants by UCB. UCB hereby represents and warrants, and covenants to Company that as of the Effective Date:

(i)	***;

(ii)	it has the full right, power and authority to grant the licenses to Company provided for under Article 2 of this Agreement subject to the terms of this Agreement;

(iii)	***;

(iv)	***;

(v)	***;

(vi)	***

(vii)	***;

(viii)	*** each of the Upstream Licenses is in full force and effect, and no party under the Upstream Licenses is in default with respect to a material obligation thereunder, and no such party has claimed that the other party is in default with respect to a material obligation under such Upstream License;

(ix)	***; and

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(x)	*** it has not used in any capacity, in connection with the development or manufacture of the Compound or the Licensed Product, the services of any individuals or entities that have been debarred pursuant to the United States Food, Drug and Cosmetic Act, or excluded from participation in a U.S. federal healthcare program, including, without limitation, the Medicare or Medicaid programs.

9.3.	Representation, Warranties and Covenants by Company. Company hereby represents and warrants to UCB that as of the Effective Date, and covenants that during the term of this Agreement:

(i)	it shall comply with all applicable laws, rules and regulations in connection with the development, manufacture and commercialization of the Compound and/or the Licensed Products in the Field in the Territory;

(ii)	it shall not use in any capacity, in connection with the development, manufacture or commercialization of the Compound and/or the Licensed Products hereunder, the services of any individuals or entities that have been debarred pursuant to the United States Food, Drug and Cosmetic Act, or excluded from participation in a U.S. federal healthcare program, including, without limitation, the Medicare or Medicaid programs; and

(iii)	***.

9.4.	No Inconsistent Agreements. As of the Effective Date, neither Party has in effect, and after the Effective Date neither Party shall enter into, any oral or written agreement or arrangement that would conflict with or cause it to breach any of its obligations under this Agreement.

9.5.	Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

9.6.	Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND AS TO ANY OF THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES (EXPRESS OR IMPLIED) OF PATENT VALIDITY, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EACH PARTY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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ARTICLE - 10. LIABILITY AND INDEMNIFICATION

10.1.	Indemnification by Company. Company shall indemnify, defend and hold harmless UCB, its Affiliates, and its and their respective officers, directors, employees and agents from and against any and all Third Party claims, suits, liability, damages, losses, costs or expenses (including reasonable attorneys’ fees) to the extent directly or indirectly resulting from or arising out of ***, except, with respect to each of *** above, to the extent caused by UCB’s negligence or willful misconduct or UCB’s breach of any of its obligations, representations, warranties or covenants under this Agreement.

10.2.	Indemnification by UCB. UCB shall indemnify, defend and hold harmless Company and its officers, directors, employees and agents from and against any and all Third Party claims, suits, liability, damages, losses, costs or expenses (including reasonable attorneys’ fees) to the extent directly or indirectly resulting from or arising out of ***, except, with respect to each of *** above, to the extent caused by Company’s negligence or willful misconduct or Company’s breach of any of its obligations, representations, warranties or covenants under this Agreement.

10.3.	Conditions to Indemnification. Each Party agrees to promptly give the other Party notice of any claim for which indemnification may be sought. Failure of an indemnified Party to provide notice of a claim to the indemnifying Party shall only affect the indemnified Party’s right to indemnification hereunder if and to the extent that such failure has a material adverse effect on the indemnifying Party’s ability to defend the claim and/or the nature or the amount of the liabilities under the claim. Only a Party may bring an indemnification claim. The indemnifying Party shall have the right to assume the defense of any suit or claim for which it is indemnifying the other Party if it has assumed responsibility for the suit or claim in writing; provided, however, that if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

10.4.	Settlements. Neither Party may settle any claim or action related to a liability arising under or in connection with this Agreement or the Parties performance hereunder without the consent of the other Party if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party’s rights under this Agreement; provided that such consent shall not be unreasonably withheld or delayed. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

10.5.	Limitation of Liability. With respect to any claim by one Party against the other Party arising out of the performance or failure of performance of the other Party under

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this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable to the other Party for any indirect, punitive, exemplary or consequential damages (including, without limitation in respect of future sales or profits, or lost opportunities) which may be suffered or incurred by the other Party. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 10.1 OR 10.2.

10.6.	Insurance. Each Party acknowledges and agrees that during the term of this Agreement it shall maintain adequate insurance and/or a self-insurance program for contractual liability insurance, and in the case of Company product liability insurance, to cover such Party’s obligations under this Agreement. Each Party shall provide the other Party with evidence of such insurance and/or self-insurance program, upon request.

ARTICLE - 11. TERMINATION

11.1.	Term of Agreement. This Agreement shall become effective as of the Effective Date and, unless terminated earlier by mutual written agreement of the Parties or by one Party pursuant to Sections 11.2, 11.3, 11.4 or 11.5 below, this Agreement shall continue in effect on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of Company’s obligation under Section 4.5 to pay royalties on sales of Licensed Product in the country (the “Term”).

11.2.	Termination At Will. Company shall have the unilateral right to terminate this Agreement at will upon *** written notice to UCB.

11.3.	Termination for Breach. In addition to any other right or remedy a Party may have, each Party shall have the right to unilaterally terminate this Agreement upon *** written notice to the other Party *** if such other Party commits a material breach of one or more of its obligations under this Agreement, and thereafter fails to cure such breach within such notice period (if such breach is capable of being cured).

11.4.	Termination for Insolvency. In addition to any other right or remedy a Party may have, each Party shall have the right to unilaterally and immediately terminate this Agreement by written notice to the other Party upon the filing or institution of bankruptcy, reorganization (in connection with any insolvency), liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by such other Party, or in the event a receiver or custodian is appointed for such other Party’s business, or if a substantial portion of such other Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within *** after the filing thereof.

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11.5.	Termination for Challenge to Patent Rights. In the event that Company or any of its Affiliates or Sublicensees, anywhere in the world, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy, or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in any Patent Rights licensed by UCB under this Agreement is invalid, unenforceable or otherwise not patentable, UCB shall have, in addition to any other right or remedy UCB may have, the right to terminate this Agreement ***.

11.6.	General Effects of Expiration or Termination. The expiration or earlier termination of this Agreement shall not relieve either Party of any obligation accruing under this Agreement prior to such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other in respect of any financial obligations accrued under this Agreement prior to the effective date of such expiration or termination, including the obligation to pay royalties for Licensed Products sold prior to such date.

11.7.	Further Effects of Termination. In the event of termination of this Agreement for any reason:

(i)	Except as may otherwise be agreed in writing by the Parties, Company will be responsible at its own expense for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going clinical studies for which it has responsibility. Company hereby agrees that Company, its Affiliates and/or Sublicensees (alone or with others) shall not use any Compound and/or Licensed Product in any clinical trials or for any other human use, except as reasonably necessary in performance of its responsibilities under this sub-section.

(ii)	All licenses and rights granted by UCB to Company hereunder (including, without limitation, in Section 2.1-2.3) will terminate and such licenses and rights shall revert to UCB, and Company and its Affiliates and Sublicensees will have no further rights to use any Licensed Compound Patents, Licensed Compound Know-How, Licensed Formulation Patents or Licensed Manufacturing IP. Company shall *** return to UCB (or as directed by UCB destroy and certify to UCB in writing as to such destruction) all of UCB’s Confidential Information and any materials constituting UCB property that are in Company’s or its Affiliates’ or Sub-licensees’ possession or Control.

(iii)	***.

(iv)	***.

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(v)	Should Company or any of its Affiliates or Sub-licensees have any remaining inventory of Compound and/or Licensed Product Company will ***. ***.

(vi)	If and to the extent requested by UCB ***.

11.8.	***.

11.8.1.	In the event of termination of this Agreement by Company under Section 11.2, the following shall apply in addition to Sections 11.6 and 11.7: ***. In addition, UCB shall be entitled to ***. ***. The terms of *** as applied mutatis mutandis to UCB and its Affiliates and sublicensees.

11.8.2.	In the event of termination of this Agreement by UCB under Sections 11.3, 11.4 or 11.5, the following shall apply in addition to Section 11.6 and 11.7: ***.

11.8.3.	In the event of termination of this Agreement by Company under Sections 11.3 or 11.4, the following shall apply in addition to Section 11.6 and 11.7: ***. ***. The terms of *** as applied mutatis mutandis to UCB and its Affiliates and sublicensees.

11.9.	Survival of Sublicenses.

(i)	In the event that this Agreement is terminated for any reason, any sublicense granted by Company to a Sublicensee shall *** survive such termination in accordance with the provisions of this Section 11.9, provided that ***.

(ii)	Upon termination of this Agreement, ***. At UCB’s request, Sublicensee shall enter into good faith negotiations ***.

11.10.	Survival. The following provisions, as well as any provision which by its terms is clearly intended to survive termination or expiration of this Agreement) will survive termination or expiration of this Agreement: Sections 2.8(d), 4.10, 5.1, 5.5, Article 8, Article 10, Sections 11.6-11.10 and Article 12. Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.

11.11.

Change of Control. In the event that a Party is subject to a Change of Control such Party, or its successor in interest, shall remain subject to all of the terms and conditions of this Agreement and shall, within *** after the occurrence of such event, provide the other Party with a written certification signed on behalf of the affected Party or its successor in interest confirming such Party’s (or its successors) agreement to be bound by and perform its obligations under this Agreement. In the event that Company

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is subject to a Change of Control with or by a Third Party***, Company shall notify UCB within *** after the date of consummation of such Change of Control whether it intends to (i) ***; or (ii) ***; or (iii) ***. If Company fails to provide a notice as required by this Section, or having provided such notice, fails to carry out the termination or divestiture, as the case may be, within *** after the date of consummation of the Change of Control, then Company shall be in material breach of this Agreement and the provisions of Sections 11.3, 11.6, 11.7 and 11.8 shall apply.

ARTICLE - 12. MISCELLANEOUS PROVISIONS

12.1.	Assignment. This Agreement and the licenses or other rights or obligations herein shall not be assignable by either Party, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, (i) either Party may assign this Agreement to an Affiliate without the prior consent of the other Party; and (ii) subject to Section 11.11, each Party may assign this Agreement in its entirety to a Third Party successor in connection with a merger or sale of substantially all of its assets or business (or the portion of its business pertaining to the subject matter of this Agreement); provided, however, in each case (i) and (ii) that the assigning Party shall remain liable for its obligations hereunder.

12.2.	Waiver. Any delay or failure by a Party in enforcing its rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of such rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver by such Party as to a particular matter for a particular period of time.

12.3.	Independent Relationship. Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto (or any of their respective Affiliates, agents or employees) or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

12.4.	Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Company or UCB from time to time by the government of the United States of America. Furthermore, Company agrees that it will not export, directly or indirectly, any technical information acquired from UCB under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

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12.5.	Notice. Any notice or other communication required or permitted to be given by one Party to the other Party pursuant to this Agreement shall sent to such Party (i) by certified or registered mail, return receipt and postage prepaid, (ii) by facsimile, with confirmation sent by first class mail, postage prepaid, or (iii) by overnight delivery service, in each case addressed to:

for notices to UCB:	UCB Biopharma Sprl
60, Allée de la Recherche
10709 Brussels
Belgium
Attention: General Counsel
Fax: ***

for notices to Company:	Syndax Pharmaceuticals, Inc.
400 Totten Pond Road, Suite 110
Waltham, Massachusetts 02451
Attention: President
Fax: ***

or to such other address as a Party shall designate by written notice given to the other Party.

12.6.	Entire Agreement. This Agreement (including the Schedules hereto) and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein sets forth the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. Each Party in deciding to execute this Agreement has not relied on any understanding, agreement, representation or promise by the other Party which is not explicitly set forth herein.

12.7.

Force Majeure. Failure of a Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party (“force majeure”), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, terrorism, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery (but not if such failure is a result of the failing Party’s act or omission), interruption of or delay in transportation, a national

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health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided, however, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any third party. If a condition constituting force majeure as defined herein exists for more than ***, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

12.8.	Governing Law. This Agreement shall be construed and the legal relations between the parties hereto determined in accordance with the laws of the State of New York, without regard for its conflict of laws provisions (other than NY General Obligations Law § 5-1401). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

12.9.	Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under its rules. The number of arbitrators shall be one (1). The parties shall endeavor to agree upon the sole arbitrator and jointly nominate the arbitrator. If the parties cannot agree upon the sole arbitrator within a time prescribed by AAA, the parties shall request the AAA to propose *** arbitrators and each party shall rank the proposed arbitrators. The AAA shall appoint an arbitrator from the list of ***, based upon the parties’ rankings. The seat, or legal place of arbitration shall be New York, United States. The seat, or legal place, of arbitration shall be New York, New York, United States. The language to be used in the arbitral proceedings shall be English.

12.10.	Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

12.11.	Further Acts. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

12.12.	Rights in Bankruptcy.

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(i)	All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party shall have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby. During the Term, each Party shall create and maintain current copies to the extent practicable of all such intellectual property. Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Bankrupt Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (A) before this Agreement is rejected by or on behalf of the Bankrupt Party, within *** after the other Party’s written request, unless the Bankrupt Party, or its trustee or receiver, elects within *** to continue to perform all of its obligations under this Agreement, or (B) after any rejection of this Agreement by or on behalf of the Bankrupt Party, if not previously delivered as provided under clause (A) above. All rights of the Parties under this Section 12.12 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each party may have under this Agreement, Title 11, and any other applicable laws. The non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

(ii)	The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (A) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, Regulatory Approval and manufacture of Compound and/or Licensed Products and (B) the right to contract directly with any Third Party described in subsection (A) in this sentence to complete the contracted work.

(iii)	Any intellectual property provided pursuant to the provisions of this Section 12.12 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

(iv)	Notwithstanding anything to the contrary in Article 5, in the event that UCB is the Bankrupt Party, Company may take appropriate actions in connection with the filing, prosecution, maintenance and enforcement of any Licensed Compound Patent or Licensed Formulation Patent without being required to consult with UCB before taking any such actions.

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.

Syndax Pharmaceuticals, Inc.		UCB Biopharma Sprl

By:	/s/ Michael A. Metzger	By:	/s/ Pascale Richetta

Title: President and COO		Title: EVP, Head of Bone PVU

Date: July 1, 2016		Date: July 1, 2016

		By:	/s/ Miguel Stevens

Title: Head of Business Development

Date: July 1, 2016

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Schedule 1

Development Plan

***

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Schedule 2

Licensed Compound Patents

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Schedule 3

Licensed Formulation Patents

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Schedule 4

Licensed Compound Know-How

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Schedule 5

Licensed Manufacturing IP

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Schedule 6

Materials and Cost

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Schedule 7

Transitional CMC Services

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Schedule 8

Upstream Licenses

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Schedule 9

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Schedule 10

Press Release

Syndax Expands Pipeline With Exclusive Worldwide License Agreement for

UCB’s Colony Stimulating Factor 1 Receptor (CSF-1R) Antibody Program

IND-ready immuno-oncology agent has best in class potential

WALTHAM, Mass., July ***, 2016 (GLOBE NEWSWIRE) – Syndax Pharmaceuticals, Inc. (Nasdaq:SNDX), a clinical stage biopharmaceutical company focused on developing entinostat in multiple cancer indications, today announced that it has entered into an exclusive worldwide license agreement with UCB for UCB6352, an IND-ready anti-CSF-1R monoclonal antibody, which is expected to begin clinical trials in 2016.

“Syndax is executing on its strategy to leverage our experienced leadership team and strong financial position with the licensing of a uniquely strategic asset, which we believe has the potential to be used across a wide variety of cancer indications in combination with other oncology agents, including checkpoint inhibitors and entinostat,” said Briggs Morrison, Chief Executive Officer of Syndax. “The expansion of our pipeline is a substantial milestone towards our mission of helping people with cancer live longer and better than ever before, and has the potential to create multiple value enhancement opportunities for our Company.”

“We believe CSF-1R antibodies may be complementary to immuno-oncology agents by selectively down regulating tumor promoting macrophages,” said Dr. Michael L. Meyers, Chief Medical Officer of Syndax. “While entinostat inhibits regulatory T cells and myleoid-derived suppressor cells, UCB6352 down regulates tumor promoting macrophages, thereby diversifying our approach to reversing immunosuppression in the tumor microenvironment. We believe there is significant opportunity for rapid and creative development of UCB6352 to treat a variety of indications.”

“The CSF1R program is further evidence of UCB’s scientific expertise in monoclonal antibodies, aiming to provide disease modifying compounds for people living with severe diseases” said Ismail Kola, Executive Vice President and Chief Scientific Officer, UCB. “This novel program has promise for various oncology indications, and our aim was to find the best possible partner to further develop CSF1R’s full potential. With their deep understanding of cancer disease mechanisms and clinical development expertise in oncology, we are excited to partner with Syndax.”

Syndax will make a one-time upfront payment and will be responsible for development, manufacturing and global commercialization. UCB will receive milestones and tiered

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royalties on net sales. Syndax believes that its cash, cash equivalents and marketable securities are sufficient to fund payment obligations related to this license agreement as well as its development efforts into 2018, which will encompass key clinical milestones for entinostat.

About UCB6352

UCB6352 is a high affinity antibody targeting the colony stimulating factor 1 receptor (CSF-1R) with preclinical evidence of anti-tumor and anti-metastatic efficacy. CSF-1R is expressed on monocytes and macrophages and activated through its ligands, IL-34 and CSF-1. UCB6352 inhibition of CSF-1R signaling results in an enhanced preclinical anti-tumor immune response through the reduction in the number and activation status of immunosuppressive tumor promoting macrophages. UCB6352 is being developed under an exclusive worldwide license from UCB.

About Syndax Pharmaceuticals, Inc.

Syndax is a clinical stage biopharmaceutical company developing entinostat as a combination therapy in multiple cancer indications. Entinostat, which was granted Breakthrough Therapy designation by the U.S. Food and Drug Administration following positive results from our Phase 2b clinical trial, ENCORE 301, is currently being evaluated in a Phase 3 clinical trial for advanced hormone receptor positive breast cancer. Concurrently, Syndax is developing entinostat with a focus on tumors that have shown sensitivity to immunotherapy, including lung cancer, melanoma, ovarian cancer and triple-negative breast cancer (TNBC). Entinostat is an oral, small molecule drug candidate that has direct effects on both cancer cells and immune regulatory cells, potentially enhancing the body’s immune response to tumors. Entinostat is being evaluated as a combination therapeutic in Phase 1b/2 clinical trials with Merck & Co., Inc. for non-small cell lung cancer and melanoma, with Genentech, Inc. for TNBC, and with Pfizer Inc. and Merck KGaA, Darmstadt, Germany for ovarian cancer. For more information on Syndax, please visit www.syndax.com.

Syndax’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are

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intended to identify forward-looking statements. These forward-looking statements are based on Syndax’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, the potential use of UCB6352 to treat various cancer indications, the timing of the clinical development of UCB6352 and the amount of cash, cash equivalents and marketable securities needed to fund payment obligations and development efforts into 2018 and Syndax’s potential payment of upfront and milestone payments and royalties. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of Syndax’s collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Syndax’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Investor and Media Contacts

Barbara Ryan

bryan@syndax.com

(646) 690-7639

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